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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports (a) dated February 11, 2000, with respect to the consolidated financial statements of OSCA, Inc., and (b) dated May 1, 2000, with respect to the pro forma adjustments to the consolidated financial statements of OSCA, Inc., in the Amendment No. 1 to Registration Statement (Form S-1 No. 333-31956) and related Prospectus of OSCA, Inc. for the registration of 6,440,000 shares of Class A common stock.

                                          /s/ Ernst & Young LLP

Indianapolis, Indiana

May 1, 2000